UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

ME RENEWABLE POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-202234	30-0845224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 19, Jalan Berjaya Baru, Taman Berjaya Baru, 43000, Kajang Selangor , Malaysia
(Address of Principal Executive Offices)

(___) ___-___

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective April 25, 2022, Friction & Heat, LLC, the previous majority shareholder of the Company, entered into a stock purchase agreement for the sale of 220,000,000 shares of Common Stock of the Company to Klendon Asset Management Pty Ltd., an Australian private limited company.

As a result of the acquisition, Klendon Asset Management Pty Ltd. holds approximately 97% of the issued and outstanding shares of Common Stock of the Company, and as such it is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Also effective April 8, 2022, the previous sole officer and director of the company, Karina Garcia Peralta, resigned her positions with the Company. Upon such resignations, H’NG Paik Sun was appointed as Chief Executive Officer, Treasurer and Secretary, and sole Director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

Item 8.01 Other Events.

Change in Address of Company

On April 25, 2022, the Company’s location and the location of the Company’s books and records has changed from Vista del vaque #13, la charcas Santiago, Dominican Republic, to No. 19, Jalan Berjaya Baru, Taman Berjaya Baru, 43000 Kajang, Selangor,Malaysia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ME POWER CORPORATION

Date: April 28, 2022	By:	/s/ H’NG Paik Sun
Name: H’NG Paik Sun
Title: President